                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2
                               WYLE ELECTRONICS
                        CALCULATION OF INCOME PER SHARE

                     FOR THE YEAR ENDED DECEMBER 31, 1994,
                   THE ELEVEN MONTHS ENDED DECEMBER 31, 1993
                        AND YEAR ENDED JANUARY 31, 1993

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Year           Eleven          Year
                                                    Ended       Months Ended       Ended
                                                December 31,    December 31,    January 31,
                                                    1994            1993           1993
                                                -------------   -------------   -----------
PRIMARY:
-------
Income (loss) applicable to common shares:
 Income from continuing operations...........       $ 13,980         $ 8,336        $11,787
 Discontinued operations
  Income from operations, net of taxes.......          1,418           2,993          3,641
  Loss on sale, net of taxes.................        (15,779)              -              -
 Cumulative effect of accounting
  change for postretirement
  benefits other than pensions...............              -          (3,193)             -
                                                    --------         -------        -------
 Net income (loss)...........................       $   (381)        $ 8,136        $15,428
                                                    ========         =======        =======
Common and common equivalent shares -
 Weighted average number of
  common shares outstanding..................         12,252          12,183         10,345
 Stock options included under
  the treasury stock method (1)..............            173             172            270
                                                    --------         -------        -------
                                                      12,425          12,355         10,615
                                                    ========         =======        =======
Income (loss) per share -
 Income from continuing operations...........       $   1.13         $   .67        $  1.11
                                                    ========         =======        =======
 Discontinued operations
  Income from operations, net of taxes.......       $    .11         $   .24        $   .34
                                                    ========         =======        =======
  Loss on sale, net of taxes.................       $  (1.27)        $     -        $     -
                                                    ========         =======        =======

 Cumulative effect of accounting
  change for postretirement
  benefits other than pensions...............       $      -         $  (.26)       $     -
                                                    ========         =======        =======
 Net income (loss) per common share..........       $   (.03)        $   .66        $  1.45
                                                    ========         =======        =======

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2
                               WYLE ELECTRONICS

                        CALCULATION OF INCOME PER SHARE

                     FOR THE YEAR ENDED DECEMBER 31, 1994,
                   THE ELEVEN MONTHS ENDED DECEMBER 31, 1993
                        AND YEAR ENDED JANUARY 31, 1993

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     Year          Eleven          Year
                                                     Ended       Months Ended      Ended
                                                  December 31,   December 31,   January 31,
                                                      1994          1993         1993 (2)
                                                  ------------   ------------   ------------
FULLY DILUTED:
-------------
Income (loss) applicable to common shares
 Income from continuing operations..............                                $ 11,787
 Interest expense on convertible subordinated
   debentures, net of taxes.....................                                     758
                                                                                --------
 Income from continuing operations applicable
  to common shares (assuming full dilution).....                                  12,545
 Income from discontinued operations............                                   3,641
                                                                                --------
 Net income applicable to common shares
  (assuming full dilution)......................                                $ 16,186
                                                                                ========

Common and common equivalent shares -
 Weighted average number of
  common shares outstanding.....................                                  10,345
 Stock options included under
  the treasury stock method (1).................                                     345
 Conversion of 6 1/4% subordinated debentures...                                   1,510
                                                                                --------
                                                                                  12,200
                                                                                ========
Income per share -
 Income from continuing operations..............                                $   1.03
                                                                                ========
 Income from discontinued operations............                                $    .30
                                                                                ========
 Net income per common share (2)................                                $   1.33
                                                                                ========

(1) Under the primary computation the assumed repurchase price of option shares is based on the average market price for the period. Under the fully diluted computation the repurchase price is based on the higher of the average market price or the year-end closing price, whichever provides greater dilution.

(2) During the fourth quarter ended January 31, 1993, the Company converted its outstanding subordinated debentures into its common stock, which resulted in primary and fully diluted earnings per share being the same for the year ended December 31, 1994 and the eleven months ended December 31, 1993.